FieldPoint Petroleum Receives Audit Opinion With Going Concern Explanation

April 5, 2017

AUSTIN, TEXAS, April 5, 2017  /PRNewswire/ -- FieldPointTriangle Petroleum Corporation ("FieldPoint" or the "Company") (NYSE MKT: FPP) -- The NYSE MKT Company Guide Section 610(b) requires public announcement through the news media disclosing the receipt of an audit opinion containing a going concern explanation. As previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the Securities and Exchange Commission on March 31, 2017, the Company's audited financial statements contained a going concern explanatory paragraph in the audit opinion from its independent registered public accounting firm. This announcement does not represent any change or amendment to the Company's consolidated financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

FieldPoint Petroleum Corporation is engaged in oil and natural gas exploration, production and acquisition, primarily in Louisiana, New Mexico, Oklahoma, Texas and Wyoming.  For more information, please visit www.fppcorp.com.

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such projections or statement reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and that actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ from those projected, such as decreases in oil and natural gas prices and unexpected decreases in oil and natural gas production is included in the company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov)

Contact: Phillip Roberson, President/CFO (512) 579-3563 or proberson@fppcorp.com

   Or Roger Bryant, Executive Chairman (214) 215-9130

   Corporate Headquarters:  609 Castle Ridge Rd, Ste 335, Austin, TX 78746